UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2019

United States Steel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16811	25-1897152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Grant Street,

Pittsburgh, PA 15219-2800

(Address of Principal Executive Offices, and Zip Code)

(412) 433-1121

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	X	New York Stock Exchange
Common Stock	X	Chicago Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

Senior Convertible Notes Offering

Purchase Agreement

On October 16, 2019, United States Steel Corporation (the “Corporation”) entered into a purchase agreement (the “Purchase Agreement”), pursuant to which the Corporation agreed to sell an aggregate principal amount of $300,000,000 of its 5.00% Senior Convertible Notes due 2026 (the “Convertible Notes”) to the several initial purchasers named in Schedule I of the Purchase Agreement (collectively, the “Initial Purchasers”). In addition, the Corporation granted the Initial Purchasers a 30-day option to purchase up to an additional $50,000,000 in aggregate principal amount of Convertible Notes, on the same terms and conditions.

The closing of the sale of the Convertible Notes occurred on October 21, 2019. The Corporation received net proceeds, after deducting commissions and estimated offering expenses, of approximately $291 million from the sale of the Convertible Notes. The Corporation intends to use the net proceeds for general corporate purposes, including, without limitation, for previously announced strategic investments and capital expenditures.

The Convertible Notes were sold in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A of the Securities Act.

A copy of the Purchase Agreement is included in this Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The summary description of the Purchase Agreement in this report is qualified in its entirety by reference to Exhibit 10.1.

Indenture

The Convertible Notes were issued pursuant to an indenture, dated October 21, 2019 (the “Indenture”), between the Corporation and The Bank of New York Mellon, as trustee.

The Convertible Notes are general unsecured obligations of the Corporation and bear interest at a rate of 5.00% per year payable semi-annually in arrears in cash on May 1 and November 1, beginning on May 1, 2020. The Convertible Notes mature on November 1, 2026, unless earlier repurchased, redeemed or converted. The Convertible Notes may not be redeemed prior to November 5, 2023. On or after November 5, 2023, and prior to August 1, 2026, the Corporation may redeem the Convertible Notes for cash at the Corporation’s option, in whole or in part, at any time and from time to time upon giving notice of redemption, at a cash redemption price equal to the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, if the last reported sale price per share of the common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Corporation provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Corporation provides notice of redemption.

The conversion rate will initially be 74.8391 shares of common stock per $1,000 principal amount of the Convertible Notes (equivalent to an initial conversion price of approximately $13.36 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or upon notice of an optional redemption prior to the maturity date, the conversion rate will increase for a holder who elects to convert its Convertible Notes in connection with such a corporate event or redemption in certain circumstances.

Prior to the close of business on the business day immediately preceding August 1, 2026, holders will be entitled to convert their Convertible Notes for shares of common stock only upon satisfaction of one or more of the following conditions: (1) during any calendar quarter commencing after the calendar quarter ending December 31, 2019 (and only during such calendar quarter), if the closing sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than 130% of the applicable conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Convertible Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the common stock and the conversion rate on each such trading day; (3) if the Corporation calls any or all of the notes for redemption; or (4) upon the occurrence of specified corporate events. On or after August 1, 2026, holders may convert all or a portion of their Convertible Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. The Corporation will settle conversions of the Convertible Notes by paying or causing to be delivered, as the case may be, cash, shares of common stock or a combination of cash and such shares, at its election.

If the Corporation undergoes a “fundamental change” (as defined in the Indenture), subject to certain conditions, holders may require the Corporation to repurchase for cash all or part of their Convertible Notes at a purchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. The Indenture contains customary dilution provisions as well as adjustment provisions in connection with conversions under certain corporate events or an optional redemption.

The Indenture contains customary provisions regarding the Corporation’s ability to merge with, consolidate with, or sell assets to any other persons. The Indenture also contains customary provisions regarding events of default, which could result in an acceleration of repayment of the principal amount and accrued and unpaid interest on any outstanding Convertible Notes.

A copy of the Indenture is included in this Form 8-K as Exhibit 4.1 and is incorporated herein by reference. The summary description of the Indenture in this report is qualified in its entirety by reference to Exhibit 4.1.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy the Convertible Notes, or any security, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

To the extent that any shares of common stock are issued upon conversion of the Convertible Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Convertible Notes and any resulting issuance of common stock.

Item 7.01. Regulation FD Disclosure.

On October 16, 2019, the Corporation issued a press release announcing that it had priced its previously announced offering of the Convertible Notes. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and Exhibit 99.1 is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of October 21, 2019, by and between the Corporation and The Bank of New York Mellon

10.1	Purchase Agreement, dated as of October 16, 2019, by and between the Corporation and the representatives of the several Initial Purchasers

99.1	Press Release, dated October 16, 2019

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By:	/s/ Kimberly D. Fast
	Name:	Kimberly D. Fast
	Title:	Acting Controller

Dated: October 21, 2019